FIRST MODIFICATION OF MASTER CONSTRUCTION LOAN AGREEMENT


     THIS FIRST MODIFICATION, dated and effective as of September 15, 1997, is made and entered into by and between TRAMMELL CROW BTS, INC., a Delaware corporation having a notice address of 2001 Ross Avenue, Suite 3400, Dallas, Texas 75201 ("Developer"), and KEYBANK NATIONAL ASSOCIATION, a national banking association having a notice address of 10 West Market Street, 9th Floor, Indianapolis, Indiana 46204 ("Bank").

                                      RECITALS:

     A. Developer and Bank entered into that certain Master Construction Loan Agreement, dated August 4, 1997 (the "Loan Agreement").

     B. The parties hereto desire to modify the Loan Agreement in accordance with the terms and conditions set forth herein.

                                      AGREEMENT

     NOW THEREFORE, for and in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged the parties hereto agree as follows:

     1. PARAGRAPH 1.01 OF THE LOAN AGREEMENT. Paragraph 1.01 of the Loan Agreement is hereby modified by:

          a.   Adding the following defined terms:

          "Approved Retail Facility" shall mean the retail facility of an Approved Tenant.

          "Approved Tenant" shall mean OfficeMax, Inc. and any other tenant set forth on SCHEDULE I attached hereto.

          "Lease" shall mean a lease of a Project by and between the Borrower owning such Project, as landlord, and an Approved Tenant, as tenant.

          "Subordination, Non-Disturbance and Attornment Agreement" shall mean a Subordination, Non-Disturbance and Attornment Agreement in the form of EXHIBIT P attached hereto or such other form reasonably approved by Bank and Borrower, with blanks completed appropriately, entered into by the Bank, a Borrower and an Approved Tenant with respect to the Project

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     owned by such Borrower, subject to such changes as may be required to comply with the requirements of the law of the state in which the Project is located, as the same may be supplemented, modified or amended from time to time.

          b. Substituting the following in lieu of the existing like definition:

          "Debt Service Coverage Ratio" shall mean the ratio of (i) projected total annual income to be received under a Lease for an applicable Project, defined as base rent, common area maintenance payments, insurance and real estate tax reimbursements and miscellaneous sources, less projected total annual expenses for such Project, defined as an annual management fee in an amount equal to Three Percent (3%) of the projected total annual income of such Project, an annual charge of Ten Cents ($.10) per square foot of such Project for a capital reserve and expense of common area maintenance, insurance, real estate taxes, and non-capitalized repairs, to (ii) the projected total annual sum of all interest payments and principal payments on the applicable Project Loan which would be due and payable assuming the level amortization of such Project Loan over a period equal to the lesser of (a) twenty (20) years or (b) the term of the applicable Lease, plus five (5) years, at a per annum interest rate equal to One and Three Quarters Percent (1.75%) above the most recent weekly average yield on United States Treasury Securities adjusted to a constant maturity of ten (10) years.

          "Improvements" shall mean an Approved Retail Facility to be constructed by a Borrower upon a Project Site in accordance with the applicable Plans and Specifications.

          "Project Site" shall mean the real estate designated by a Borrower or the Developer and approved by the Bank for the location and construction of any Approved Retail Facility.

          c. Deleting the defined terms "OfficeMax Lease" and "OfficeMax Subordination, Non-Disturbance and Attornment Agreement."

     2. SUBPARAGRAPH 4.01(v) OF THE LOAN AGREEMENT. Paragraph 4.01(v) of the Loan Agreement is modified in its entirety to read as follows:

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          v.   LEASE.  Such Borrower shall have furnished to the Bank an
     executed Lease for the Project in respect of which such Project Loan is being made having a term of not less than fifteen (15) years and in a form and content acceptable to the Bank in all other respects, including rental amounts payable thereunder. Such Lease shall include the agreement of the Approved Tenant party thereto subordinate its interest thereunder to any first mortgage on such Project upon the request of the mortgagee thereunder and to attorn to such mortgagee, or any purchaser of such Project at a foreclosure sale or pursuant to a deed in lieu of foreclosure, provided the Bank agrees to reasonable non-disturbance provisions if the Tenant is not in default beyond any applicable cure period thereunder.

               Such Borrower shall use reasonable efforts to attempt to obtain the following provisions in such Lease:

                 i. The Approved Tenant party thereto shall agree to give any mortgagee in respect of such Project (a "Mortgagee") by registered or certified mail, a copy of any notice of default served upon the landlord, provided that prior to such notice of default tenant has been notified in writing, of the existence of such mortgage and the address of such Mortgagee;

                ii. A Mortgagee shall have sixty (60) days after its receipt from such approved Tenant of written notice of a default by landlord under the OfficeMax Lease to correct or cure such default;

               iii. Such Approved Tenant shall comply with all state and federal environmental and hazardous materials statutes and regulations, and shall not improperly store any hazardous materials in, on or under such Project.

     3. SUBPARAGRAPH 4.01(w) OF THE LOAN AGREEMENT. Paragraph 4.01(w) of the Loan Agreement is modified in its entirety to read as follows:

          w. SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT. Such Borrower shall have furnished to the Bank a Subordination, Non-Disturbance and Attornment Agreement for the Project in respect of which such Project Loan is being made, executed by such Borrower and the Approved Tenant leasing such Project.

     4. SUBPARAGRAPH 4.03(d) OF THE LOAN AGREEMENT. Paragraph 4.03(d) of the Loan Agreement is modified in its entirety to read as follows:

          d. TENANT ESTOPPEL. A tenant estoppel letter in respect of such Project executed by the Approved Tenant leasing such Project in a form which is satisfactory to the Bank and such Approved Tenant.

     5. PARAGRAPH 7.01 OF THE LOAN AGREEMENT. Paragraph 7.01 of the Loan Agreement is modified in its entirety to read as follows:

          7.01. PROHIBITION UPON TRANSFER, SECONDARY FINANCING. Such Borrower shall not convey, sell (other than pursuant to a Project Purchase Agreement), lease (other than pursuant to a Lease) or otherwise dispose of all or any part of the Project in respect of which such Project Loan is being made or any interest therein (legal or equitable), or grant any security interest with respect to such Project without the prior written consent of the Bank unless in connection therewith the outstanding principal balance of such Project Loan, together with all accrued and unpaid interest thereon is fully paid.

     6. PARAGRAPH 7.06 OF THE LOAN AGREEMENT. Paragraph 7.06 of the Loan Agreement is modified in its entirety to read as follows:

          7.06.     LEASE\PROJECT PURCHASE AGREEMENT.   Such Borrower will
     not modify, amend, alter, terminate or cancel the Lease for the Project in respect of which such Project Loan is being made, or assign, transfer, pledge or encumber any of its right, title or interest thereunder, without the Bank's prior written consent. Such Borrower will not modify, amend, alter, terminate or cancel the Project Purchase Agreement for such Project, or assign, transfer, pledge or encumber any of its right, title or interest thereunder, without the Bank's prior written consent.

     7. SUBPARAGRAPH 8.01(m) OF THE LOAN AGREEMENT. Paragraph 8.01(m) of the Loan Agreement is modified in its entirety to read as follows:

          m. The Project in respect of which such Project Loan is being made, or any part thereof shall be condemned or damaged by fire or other casualty in such manner as to preclude, in the Bank's sole reasonable judgment, the completion or restoration of the Improvements forming a part of such Project by the Maturity Date for such Project Loan or by the required completion date for such Improvements pursuant to the Lease for such Project; or

     8. SUBPARAGRAPH 8.01(s) OF THE LOAN AGREEMENT. Paragraph 8.01(s) of the Loan Agreement is modified in its entirety to read as follows:

          s. Such Borrower has breached or defaulted under the Lease for the Project in respect of which such Project Loan is being made, and such breach or default has not been cured or corrected within any applicable cure period provided under such Lease;

     9. SCHEDULE I. Schedule I to the Loan Agreement shall be SCHEDULE I attached to this Modification.

     10. FAIRBANKS PROJECT UNCONDITIONAL GUARANTY. The second to last paragraph of Paragraph 6 of that certain Unconditional Guaranty (Fairbanks Project) executed by Developer in favor of Bank, dated August 4, 1997, is deleted in its entirety.

     11. REPRESENTATIONS AND WARRANTIES. Developer hereby represents and warrants to Bank that there does not presently exist any default under the Loan Agreement or any event which with the notice or lapse of time or both would constitute a default under the Loan Agreement and that each of the representations and warranties set forth in the Loan Agreement remain true and correct as of the date hereof, except to the extent said representations and warranties specifically apply to those items explicitly modified by or otherwise disclosed in this Modification, and each of said representations and warranties is hereby incorporated herein by reference and modified as necessary to apply to and cover the undertakings of Developer evidenced by this Modification.

     12. CONTINUING EFFECT. All other terms, conditions, provisions, representations and warranties set forth in the Loan Agreement not specifically relating to those items explicitly modified by or otherwise disclosed in this Modification shall remain unchanged and shall continue in full force and effect. This Modification shall, wherever possible, be construed in a manner consistent with the Loan Agreement; provided, however, in the event of any irreconcilable inconsistency between the terms of this Modification and the terms of the Loan Agreement, the terms of this Modification shall control.

     13. WAIVER. No provision hereof shall constitute a waiver of any of the terms or conditions of the Loan Agreement, other than those terms or conditions explicitly modified or otherwise affected hereby.

     IN WITNESS WHEREOF, Developer and Bank have caused this First Modification of Master Construction Loan Agreement to be duly executed as of the date and year first above written.

                                         "DEVELOPER"

                              TRAMMELL CROW BTS, INC.,
                              a Delaware corporation


                              By: /s/ Lucy L. Dineen
                                  -------------------------------
                              Printed: Lucy L. Dineen
                                       --------------------------
                              Title:  Vice President
                                     ----------------------------

                                           "BANK"

                              KEYBANK NATIONAL ASSOCIATION


                              By: /s/ Theodore J. Lewis
                                  -------------------------------
                              Printed: Theodore J. Lewis
                                       --------------------------
                              Title: Vice President
                                     ----------------------------

                                CONSENT OF BORROWER

     The undersigned, being a Borrower under the Project Loan (as each such term is defined in the Master Construction Loan Agreement (as defined in the foregoing First Modification of Master Construction Loan Agreement)) from Bank to undersigned hereby consents and agrees to the modifications to the Master Construction Loan Agreement set forth in the foregoing First Modification of Master Construction Loan Agreement and agrees to be bound thereby.

                              TCC-BTS
                              L.L.C., a Delaware
                              limited liability company

                              By:  Trammell Crow BTS, Inc.,
                                   a Delaware corporation,
                                   Its Managing Member


                                   By: /s/ Lucy L. Dineen
                                       ----------------------------

                                   Printed: Lucy L. Dineen
                                           ------------------------

                                   Title:  Vice President
                                          -------------------------

                              REAFFIRMATION OF GUARANTY

     The undersigned ("Guarantor"), as the guarantor of the Project Loan (as defined in the Master Construction Loan Agreement (as defined in the foregoing First Modification of Master Construction Loan Agreement)) made prior to the date hereof, hereby consents to the foregoing First Modification of Master Construction Loan Agreement and agrees that the execution and the performance of such First Modification of Master Construction Loan Agreement shall not in any way affect, impair, discharge, relieve or release the obligations of the undersigned under its contract of guaranty in respect of such Project Loan, which contract of guaranty is hereby ratified, confirmed and reaffirmed in all respects and is hereby extended upon its same terms consistent with such First Modification of Master Construction Loan Agreement. Said contract of guaranty shall continue in full force and effect until all obligations in respect of such Project Loan are fully paid and performed.

     Executed effective as of the 15th day of September, 1997.

                                   TRAMMELL CROW MW, INC.,
                                   A DELAWARE CORPORATION


                                   By: /s/ Richard H. Coe
                                       ----------------------------------

                                   Printed Name: Richard H. Coe
                                                 ------------------------

                                   Title: Vice President
                                          -------------------------------


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                                 SCHECDULE I


PetsMart, Inc. shall be an Approved Tenant only for one PetsMart facility in Edmon, Oklahoma.